Exhibit 99.1 NEWS RELEASE Contact: Jim Fanucchi, Summit IR Group, Inc. Phone Number: (408) 404-5400 Email: ir@globalscape.com

GlobalSCAPE To Announce Third Quarter 2011

Financial Results on Thursday, November 10, 2011

SAN ANTONIO, Texas, October 26, 2011 - GlobalSCAPE, Inc. (NYSE Amex: GSB), a leading developer of secure information exchange solutions, today announced that it will report financial results for its third quarter 2011 on Thursday, November 10, 2011 at 3:30 p.m. Central Time.

Date: Thursday, November 10, 2011

Time: 4:30 p.m. ET/3:30 p.m. CT

Dial-in: (800) 380-1061

Conference ID: 22261069

A webcast of the conference call will be available in the Investor Relations section of GlobalSCAPE's website at www.globalscape.com. A webcast replay will be available on the Company's website through December 11, 2011.

About GlobalSCAPE

GlobalSCAPE, Inc. (NYSE Amex: GSB), headquartered in San Antonio, TX, is a global solutions provider that equips organizations to securely exchange sensitive information and files across multiple locations and with customers and partners.. Since the release of CuteFTP in 1996, GlobalSCAPE's solutions have continued to evolve to meet the business and technology needs of an increasingly interconnected global marketplace. Serving a customer base that spans more than 150 countries and includes the majority of Fortune 100 companies, GlobalSCAPE's primary focus is providing customers with intuitive and efficient managed file transfer (MFT) solutions while also ensuring end-to-end security. For more information, visit www.globalscape.com or our "Secure Info Exchange" blog, or follow us on Twitter.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words "would," "exceed," "should," "anticipates," "believe," "steady," "dramatic," and variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based upon the Company's current expectations and are subject to a number of risks, uncertainties and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are risks that are detailed in the Company's Annual Report on Form 10-K for the 2010 calendar year, filed with the Securities and Exchange Commission on March 29, 2011.